Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                ) pertaining to the Amended and Restated Employee Stock Purchase Plan of Analex Corporation of our report dated February 23, 2005, with respect to the consolidated financial statements of Analex Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

McLean, Virginia

June 14, 2005